EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of eRoomSystem Technologies, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David S. Harkness, Chairman, President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David S. Harkness	President, Chief Executive Officer, Chairman, Chief Financial Officer and Treasurer	August 19, 2003
David S. Harkness	(Principal Executive Officer and Principal Financial and Accounting Officer )